LifeVantage Announces Financial Results for the
Third Quarter of Fiscal 2017

Salt Lake City, UT, May 10, 2017, LifeVantage Corporation (Nasdaq: LFVN) today reported financial results for its third quarter ended March 31, 2017.

“We began to see the turn in sequential sales momentum as the third quarter progressed,” stated LifeVantage President and Chief Executive Officer Darren Jensen. “While sales were negatively impacted early in the quarter, we finished the third quarter with reaccelerating sales growth as we were finalizing the implementation of remedies relating to a recent review of international policies and procedures. We enter the fourth quarter with renewed business momentum and completed a successful global convention in April that included our rebranding of several key product lines, the introduction of product bundles that deliver greater value for customers and distributors, and integrated applications and technology solutions that were well received by distributors. Finally, we are progressing with plans to broaden our geographical footprint, and look forward to discussing specific activities to support this growth as the plan progresses.”

Third Quarter Fiscal 2017 Summary:

•	Revenue decreased 19.9% to $45.0 million, compared to $56.2 million in the third quarter of fiscal 2016;

•	Revenue in the Americas decreased 21.9% and revenue in Asia/Pacific & Europe decreased 12.5%, both when compared to the comparable period of fiscal 2016;

•	Adjusted EBITDA decreased 68.3% to $1.6 million, compared to $5.1 million in the comparable period of fiscal 2016;

•	Earnings per diluted share were $0.00, compared to $0.07 in the third quarter of fiscal 2016; and

•	Adjusted earnings per diluted share were $0.02, compared to $0.14 in the third quarter of fiscal 2016.

Third Quarter Fiscal 2017 Results
For the third fiscal quarter ended March 31, 2017, the Company reported revenue of $45.0 million, a 19.9% decrease compared to $56.2 million for the comparable period in fiscal 2016. Year-over-year quarterly revenue reflects a decrease of 21.9% in the Americas and a 12.5% decrease in the Asia/Pacific & Europe region. Revenues in the Company’s United States and Hong Kong markets decreased for the third quarter of fiscal 2017 as the Company continued to take steps to help ensure that the Company’s products are not distributed or sold into countries without complying with applicable customs, tax and other regulatory requirements and to appropriately verify the residency of individuals who want to become independent distributors of the Company. Revenue for the third fiscal quarter ended March 31, 2017, was positively impacted $0.1 million, or 0.2%, by foreign currency fluctuations associated with revenue generated in several international markets.

Gross profit for the third quarter of fiscal 2017 was $36.8 million, or 81.7% of revenue, compared to $46.4 million, or 82.7% of revenue, for the same period in fiscal 2016. Commissions and incentives expense for the third quarter of fiscal 2017 was $22.8 million, or 50.8% of revenue, compared to $28.2 million, or 50.2% of revenue, for the same period in fiscal 2016. Selling, general and administrative expense (SG&A) for the third quarter of fiscal 2017 was $13.7 million, or 30.5% of revenue, compared to $14.6 million, or 26.1% of revenue, in the comparable period of fiscal 2016.

Operating income for the third quarter of fiscal 2017 was $0.2 million, compared to $3.6 million for the third quarter of fiscal 2016. Operating income during the third quarter of fiscal 2017 included approximately $0.6 million for expenses associated with executive severance, recruiting and transition expenses, and $0.1 million of class-action lawsuit expense. Operating income during the third quarter of fiscal 2016 included approximately $0.1 million of costs associated with executive team recruiting and transition expenses. Adjusted EBITDA was $1.6 million for the third quarter of fiscal 2017, compared to $5.1 million for the comparable period in fiscal 2016.

Net income for the third quarter of fiscal 2017 was $0.1 million, or $0.00 per diluted share, calculated on 14.1 million fully diluted shares. This compares to net income for the third quarter of fiscal 2016 of $1.0 million, or $0.07 per diluted share, calculated on 14.1 million fully diluted shares. Adjusted for net executive severance, recruiting and transition expenses of $0.3 million and class-action lawsuit expense of $0.1 million, all net of tax, adjusted Non-GAAP net income was $0.4 million for the third quarter of fiscal 2017, or $0.02 per diluted share; compared to $2.0 million, or $0.14 per diluted share for the comparable period of fiscal 2016. Non-GAAP adjustments to net income during the third quarter of fiscal 2016 included $0.1 million of executive team recruiting and transition expenses and $1.0 million associated with a write-off of deferred debt transaction costs.

Fiscal 2017 First Nine Months Results
For the nine months ended March 31, 2017, the Company reported net revenue of $148.8 million, a decrease of 3.0% compared to $153.5 million for the first nine months of fiscal 2016. In the first nine months of fiscal 2017, revenue in the Americas decreased 5.6%, while revenue in Asia/Pacific & Europe increased 5.8%. Revenue for the first nine months of fiscal 2017 was positively impacted $3.5 million, or 2.3%, by foreign currency fluctuations associated with revenue generated in several international markets.
Gross profit for the first nine months of fiscal 2017 was $124.3 million, or 83.5% of revenue, compared to $129.0 million, or 84.0% of revenue, for the first nine months of fiscal 2016. Commissions and incentives expense for the first nine months of fiscal 2017 was $72.7 million, or 48.8% of revenue, compared to $77.5 million, or 50.5% of revenue, for the first nine months of fiscal 2016. SG&A for the first nine months of fiscal 2017 was $48.7 million, or 32.7% of revenue, compared to $42.1 million, or 27.4% of revenue, in the prior year period.
Operating income for the first nine months of fiscal 2017 was $2.9 million, compared to $9.3 million for the first nine months of fiscal 2016. Operating income for the nine months ended March 31, 2017 includes $2.7 million for expenses associated with the Audit Committee independent review, $1.1 million for executive severance, recruiting and transition expenses and $0.1 million of class-action lawsuit expense. Operating income in the first nine months of fiscal 2016 includes $1.6 million of executive severance, recruiting and transition expenses as well as $0.1 million for expenses associated with the reverse stock split completed during October 2015. Adjusted EBITDA was $9.8 million for the first nine months of fiscal 2017, compared to $14.1 million for the same period in fiscal 2016.
Net income for the first nine months of fiscal 2017 was $1.5 million, or $0.11 per diluted share, compared to $3.7 million, or $0.26 per diluted share for the first nine months of fiscal 2016. On a tax-adjusted basis, adjusting for previously announced expenses associated with the audit committee independent review of $1.9 million, $0.4 million of costs for net executive severance, recruiting and transition expenses, and $0.1 million of class-action lawsuit expense, adjusted Non-GAAP net income for the nine months ended March 31, 2017 was $3.9 million, or $0.28 per diluted share. On a tax-adjusted basis, adjusting for executive severance, recruiting and transition costs of $0.9 million, along with the $0.1 million for expenses associated with the reserve stock split in October 2015 and $1.0 million associated with a write-off of deferred debt transaction costs, adjusted Non-GAAP net income for the first nine months of fiscal year 2016 was $5.6 million or $0.40 per diluted share.

Balance Sheet & Liquidity
The Company generated $4.6 million of cash from operations during the first nine months of fiscal year 2017 compared to $6.2 million in the same period last year. The year-over-year reduction in cash provided by operations during the first nine months of fiscal 2017 primarily relates to the lower level of net income relative to the prior year period and cash used to reduce payables. The Company's cash and cash equivalents at March 31, 2017 were $9.2 million compared to $7.9 million at June 30, 2016.

Fourth Quarter Fiscal 2017 Guidance
The Company is providing guidance for the fourth quarter of fiscal year 2017. The Company expects to generate revenue in the range of $51 million to $54 million during the fourth quarter of fiscal 2017, and anticipates adjusted non-GAAP earnings per diluted share in the range of $0.05 to $0.08. The Company's adjusted non-GAAP earnings per diluted share guidance excludes any non-operating or non-recurring expenses that may materialize during the fourth quarter of fiscal 2017. The Company is not providing GAAP earnings per diluted share guidance for the fourth quarter of fiscal 2017 due to the potential occurrence of one or more non-operating, one-time expenses, which the Company does not believe it can reliably predict.

Conference Call Information
The Company will hold an investor conference call today at 2:30 p.m. MST (4:30 p.m. EST). Investors interested in participating in the live call can dial (888) 600-4863 from the U.S. International callers can dial (913) 312-0380. A telephone replay will be available approximately two hours after the call concludes and will be available through Monday, May 15, 2017, by dialing (844) 512-2921 from the U.S. and entering confirmation code 9166571, or (412) 317-6671 from international locations, and entering confirmation code 9166571.

There will also be a simultaneous, live webcast available on the Investor Relations section of the Company's web site at http://investor.lifevantage.com/events.cfm. The webcast will be archived for approximately 30 days.

About LifeVantage Corporation
LifeVantage Corporation (Nasdaq:LFVN), is a science-based direct selling company dedicated to visionary science that looks to transform health, wellness and anti-aging internally and externally at the cellular level. The company is the maker of Protandim®Nrf2 and NRF1 Synergizers, its line of scientifically-validated dietary supplements, the TrueScience® Anti-Aging Skin Care Regimen, Petandim™ for dogs, the AXIO® energy product line and the PhysIQ™ smart weight management system. LifeVantage was founded in 2003 and is headquartered in Salt Lake City, Utah. www.lifevantage.com

Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe", "hopes", "intends", "estimates", "expects", "projects", "plans", "anticipates", "look forward to", "goal", “may be”, and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding the effectiveness of our policies and procedures, future growth and expected financial performance. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

About Non-GAAP Financial Measures
We define Non-GAAP EBITDA as earnings before interest expense, income taxes, depreciation and amortization and Non-GAAP Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, stock compensation expense, other income, net, and certain other adjustments. Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We define Non-GAAP Net Income and Non-GAAP Earnings per Share as GAAP net income less certain tax adjusted non-recurring one-time expenses incurred during the period.

We are presenting Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share because management believes that they provide additional ways to view our operations when considered with both our GAAP results and the reconciliation to net income, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share are presented solely as supplemental disclosure because: (i) we believe these measures are a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share has limitations and you should not consider these measures in isolation from or as an alternative to the relevant GAAP measure of net income prepared in accordance with GAAP, or as a measure of profitability or liquidity.

The tables set forth below present Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share which are non-GAAP financial measures to Net Income and Earnings per Share, our most directly comparable financial measures presented in accordance with GAAP.

Investor Relations Contacts:
Cindy England
Director of Investor Relations
(801) 432-9036
cengland@lifevantage.com

-or-

Scott Van Winkle
Managing Director, ICR
(617) 956-6736
scott.vanwinkle@icrinc.com

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except per share data)	As of
ASSETS	March 31, 2017	June 30, 2016
Current assets
Cash and cash equivalents	$9,202	$7,883
Accounts receivable	1,151	1,552
Income tax receivable	2,631	—
Inventory, net	19,145	25,116
Current deferred income tax asset	—	2,776
Prepaid expenses and deposits	5,718	5,082
Total current assets	37,847	42,409

Property and equipment, net	2,878	3,456
Intangible assets, net	1,665	1,744
Long-term deferred income tax asset	3,018	1,130
Other long-term assets	1,335	1,520
TOTAL ASSETS	$46,743	$50,259
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$6,493	$8,891
Commissions payable	6,851	7,719
Income tax payable	—	1,206
Other accrued expenses	9,567	8,734
Current portion of long-term debt	2,000	2,000
Total current liabilities	24,911	28,550

Long-term debt
Principal amount	6,000	7,500
Less: unamortized discount and deferred offering costs	(68)	(91)
Long-term debt, net of unamortized discount and deferred offering costs	5,932	7,409
Other long-term liabilities	2,005	2,169
Total liabilities	32,848	38,128
Commitments and contingencies
Stockholders' equity
Preferred stock - par value $.001 per share, 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock - par value $.001 per share, 250,000 shares authorized and 14,232 and 14,028 issued and outstanding as of March 31, 2017 and June 30, 2016, respectively	14	14
Additional paid-in capital	120,462	120,150
Accumulated deficit	(106,552)	(108,076)
Accumulated other comprehensive income (loss)	(29)	43
Total stockholders’ equity	13,895	12,131
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$46,743	$50,259

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2017	2016	2017	2016
(In thousands, except per share data)
Revenue, net	$45,007	$56,160	$148,848	$153,507
Cost of sales	8,233	9,714	24,565	24,531
Gross profit	36,774	46,446	124,283	128,976

Operating expenses:
Commissions and incentives	22,843	28,185	72,679	77,525
Selling, general and administrative	13,708	14,630	48,695	42,117
Total operating expenses	36,551	42,815	121,374	119,642
Operating income	223	3,631	2,909	9,334

Other expense:
Interest expense	(131)	(1,808)	(406)	(3,176)
Other expense, net	(32)	(46)	(353)	(256)
Total other expense	(163)	(1,854)	(759)	(3,432)
Income before income taxes	60	1,777	2,150	5,902
Income tax (expense) benefit	1	(774)	(626)	(2,233)
Net income	$61	$1,003	$1,524	$3,669
Net income per share:
Basic	$—	$0.07	$0.11	$0.27
Diluted	$—	$0.07	$0.11	$0.26
Weighted average shares outstanding:
Basic	13,915	13,734	13,858	13,721
Diluted	14,105	14,128	14,122	14,072

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	26	102	(72)	128
Other comprehensive income (loss), net of tax:	26	102	(72)	128
Comprehensive income	$87	$1,105	$1,452	$3,797

LIFEVANTAGE CORPORATION AND SUBSIDIARIES

	Revenue by Region
	(unaudited)

	For the Three Months Ended March 31,				For the Nine Months Ended March 31,
	2017		2016		2017		2016
(In thousands)
Americas	$34,379	76%	$44,012	78%	$112,127	75%	$118,793	77%
Asia/Pacific & Europe	10,628	24%	12,148	22%	36,721	25%	34,714	23%
Total	$45,007	100%	$56,160	100%	$148,848	100%	$153,507	100%

	Active Independent Distributors (1)
	(unaudited)

	March 31,
	2017		2016
Americas	46,000	73%	49,000	69%
Asia/Pacific & Europe	17,000	27%	22,000	31%
Total	63,000	100%	71,000	100%

	Active Preferred Customers (2)
	(unaudited)

	March 31,
	2017		2016
Americas	89,000	80%	97,000	82%
Asia/Pacific & Europe	22,000	20%	21,000	18%
Total	111,000	100%	118,000	100%

(1) Active Independent Distributors have purchased product in the prior three months for retail or personal consumption.
(2) Active Preferred Customers have purchased product in the prior three months for personal consumption only.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA:
(Unaudited)

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2017	2016	2017	2016
(In thousands)
GAAP Net income	$61	$1,003	$1,524	$3,669
Interest Expense	131	1,808	406	3,176
Provision for income taxes	(1)	774	626	2,233
Depreciation and amortization	399	441	1,224	1,424
Non-GAAP EBITDA:	590	4,026	3,780	10,502
Adjustments:
Stock compensation expense	277	935	1,792	1,577
Other (income) expense, net	32	46	353	256
Other adjustments*	726	113	3,902	1,727
Total adjustments	1,035	1,094	6,047	3,560
Non-GAAP Adjusted EBITDA	$1,625	$5,120	$9,827	$14,062

*Other adjustments for the three months ended March 31, 2017 include approximately $0.6 million for expenses associated with executive severance and search firm expenses and $0.1 million for expenses associated with ongoing class-action lawsuits. Other adjustments for the three months ended March 31, 2016 include approximately $0.1 million for executive search firm and hiring expenses. Other adjustments for the nine months ended March 31, 2017 include approximately $2.7 million for expenses associated with the audit committee independent review, $1.1 million for executive severance and search firm expenses and $0.1 million associated with the ongoing class-action lawsuits. Other adjustments for the nine months ended March 31, 2016 include approximately $1.6 million for executive severance and search firm expenses and $0.1 million for expenses associated with the reverse stock split completed during October 2015.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Net Income and Non-GAAP Adjusted EPS:
(Unaudited)

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2017	2016	2017	2016*
(In thousands)
GAAP Net income	$61	$1,003	$1,524	$3,669
Executive team severance expenses (1)	(28)	—	28	302
Executive team recruiting and transition expenses (2)	338	70	384	553
Reverse stock split administrative expenses (3)	—	—	—	99
Write-off of deferred debt transaction costs(4)	—	960	—	960
Audit committee independent review expenses(5)	—	—	1,943	—
Class-action lawsuit expenses(6)	61	—	61	—
Non-GAAP Net Income:	$432	$2,033	$3,940	$5,583

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2017	2016	2017	2016*

Diluted earnings per share, as reported	$—	$0.07	$0.11	$0.26
Executive team severance expenses (1)	—	—	—	0.02
Executive team recruiting and transition expenses (2)	0.02	—	0.03	0.04
Reverse stock split administrative expenses (3)	—	—	—	0.01
Write-off of deferred debt transaction costs(4)	—	0.07	—	0.07
Audit committee independent review expenses(5)	—	—	0.14	—
Class-action lawsuit expenses(6)	—	—	—	—
Diluted earnings per share, as adjusted	$0.02	$0.14	$0.28	$0.40

*Executive team severance expenses for the prior period non-GAAP adjustments have been restated from previously reported results to display these expenses net of unvested stock award reversals for comparability purposes

(1) Net of $143,000 of after-tax compensation expense benefit related to unvested stock award reversals and net of $12,000 tax benefit for the three months ended March 31, 2017 and net of $350,000 of after-tax compensation expense benefit related to unvested stock award reversals and net of $12,000 tax benefit for the nine months ended March 31, 2017. Net of $119,000 of after-tax compensation expense benefit related to unvested stock award reversals and net of $184,000 of tax expense for the nine months ended March 31, 2016.

(2) Net of $138,000 and $158,000 tax expense for the three and nine months ended March 31, 2017 and net of $42,000 and $337,000 tax expense for the three and nine months ended March 31, 2016, respectively

(3) Net of $60,000 tax expense for the nine months ended March 31, 2016
(4) Net of $584,000 tax expense for the three and nine months ended March 31, 2016
(5) Net of $798,000 tax expense for the nine months ended March 31, 2017
(6) Net of $25,000 tax expense for the three and nine months ended March 31, 2017